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                                 EXHIBIT NO. 10
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                      THE PROGRESSIVE CORPORATION DIRECTORS

                          DEFERRAL PLAN (AMENDMENT AND

                        RESTATEMENT), AS FURTHER AMENDED

                               ON OCTOBER 25, 1996



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                          THE PROGRESSIVE CORPORATION
                             DIRECTORS DEFERRAL PLAN

                           (Amendment and Restatement)


1.     PURPOSES OF THE PLAN.

                  The purposes of this Plan are to attract and retain qualified Directors and to provide incentives to these Directors through the ability to defer their receipt of Director Fees and by providing Directors with the opportunity to participate in the Company's growth.

2.     DEFINITIONS.

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Common Shares" means units equivalent in value and dividend rights to Common Shares, $1.00 par value, of the Company.

                  (c) "Company" means The Progressive Corporation.

                  (d) "Deferred Account" means the account established by the Company for each Director who elects to defer the Fees payable to him as a Director.

                  (e) "Director" means any director of the Company who is not an employee of the Company.

                  (f) "Election Agreement" means the written election to defer Director Fees signed by the Director and in the form provided by the Chief Financial Officer of the Company.


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                  (g) "Fees" means the fees payable to a Director by reason of his serving on the Board either (i) as a retainer (without regard to attendance at meetings) or (ii) on a per meeting basis. "Retainer Fees" means those Fees which are payable to a Director by reason of his serving on the Board as a retainer (without regard to attendance at meetings), and "Meeting Fees" means those Fees which are payable to a Director by reason of his attendance at meetings of the Board or any committee thereof.

                  (h) "Market Price" means the average of the high and low price at which a share of the Company's Common Stock, $1.00 par value, is traded on the NYSE on a given date.

                  (i) "Member" means any Director who has at any time deferred the receipt of Director Fees in accordance with this Plan.

                  (j) "Plan" means The Progressive Corporation Directors Deferral Plan.

                  (k) "Term" means the duration of the term for which a Director is elected.

                  (l) "Year" means the calendar year.

                  (m) Whenever appropriate, words used herein in the singular may be read as the plural and the plural may be read as the singular.

                  (n) Masculine pronouns used herein shall be deemed to refer to both women and men.

3.     ELECTION TO DEFER DIRECTOR FEES.

                  (a) ELIGIBILITY.

                  A Director may elect to defer receipt of all or a portion of his Fees for any Year in accordance with Paragraph 3(b) hereof.


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                  (b) TIME OF ELECTION.

                  A Director desiring to defer all or a portion of his Fees for the upcoming Year must submit an Election Agreement to the Chief Financial Officer of the Company no later than the last day of the Year prior to the Year for which the election is to be effective.

                  Any Director who was not a Director during the previous Year may make an election to defer all or a portion of the Fees for the Year in which the Director is elected to the Board by delivering an Election Agreement to the Chief Financial Officer of the Company within thirty
       (30) days of such election to the Board. A Director fulfilling the above requirements shall be considered a "Member" for purposes of this Plan.

                  (c) DURATION AND NATURE OF ELECTION.

                  Subject to the following sentence, a Member's election to defer Fees shall continue in effect from Year to Year unless modified or revoked by the Member through written notice to the Chief Financial Officer of the Company prior to the beginning of the Year for which the revocation or modification is to apply. Modifications or revocations shall not apply retroactively, and once a Member has made, or is deemed to have made, an election to defer all or a portion of his Fees for a given Year, such election may not be modified or revoked.


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4.       THE AMOUNT AND DATE OF DEFERRAL.

                  The Election Agreement of the Member shall indicate the amount of Fees to be deferred and the date to which the Fees are to be deferred. The deferral of Retainer Fees shall be subject to Paragraph 7 hereof; the deferral of Meeting Fees shall be to the earlier of (1) the date selected by the Member in an Election Agreement, which date shall not be earlier than six months and one day after the date on which such Fees are credited to the Member's Deferred Account or (2) the date of the death of the Member. Subject to the preceding sentence, a Member may (i) select a lump-sum distribution or a series of distributions or installments and (ii) choose the date on which the lump sum shall be paid or the installments shall commence. The installments may not be more frequent than quarterly and may not consist of more than forty
         (40) quarterly or ten (10) annual installments. All payments will be made on the first business day of a calendar quarter. In the case of the death of the Member, distribution of the deferred Fees shall be made in accordance with Paragraph 8.

5.       DEFERRAL ACCOUNTS.

                  (a) ACCOUNTS.

                  The Company shall establish and preserve one or more accounts for each Member. A Member shall designate on the Election Agreement whether to have the account valued on the basis of the Common Shares of the Company in accordance with Paragraph 5(b) hereof or on the basis of cash in accordance with Paragraph 5(c) hereof. A Member may defer a portion of his Fees into each type of account. The Company may establish separate accounts for a Member to properly account for amounts deferred under the two alternatives or during different years. An account valued on the basis of the Company's


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         Common Shares shall be known as a "Stock Account" and an account valued on the basis of cash shall be known as a "Cash Account." Amounts held in a Stock Account may not be transferred to a Cash Account and vice versa.

                  (b) STOCK ACCOUNT.

                  There shall be credited to a Member's Stock Account, on the last day of each quarter, the number of Common Shares (whole or fractional, rounded to the nearest thousandth of a share) equal to the quotient obtained by dividing (i) the sum of the Fees he elects to defer to his Stock Account which otherwise would have been paid to him during the quarter and the dividends payable during such quarter on the Common Shares held in his Stock Account on the first day of such quarter, by (ii) the Market Price of the Common Shares on the last business day of such quarter.

                  (c) CASH ACCOUNT.

                  If a Member elects to have a portion of his Fees deferred into a Cash Account, there will be credited to his Cash Account, on the last day of each quarter, an amount equal to the sum of (i) the Fees he elects to defer to his Cash Account which otherwise would have been paid to him during the quarter and (ii) interest on the balance in the Cash Account on the first day of such quarter at a rate based on the rate of interest offered by National City Bank, Cleveland, Ohio, on the last business day of such quarter on new three-month certificates of deposit.



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                  (d) CLAIMS OF GENERAL CREDITORS.

                  All compensation deferred and amounts credited to the Cash and Stock Accounts under this Plan shall remain a part of the general assets of the Company. Accordingly, the compensation deferred under this Plan is subject to the claims of the Company's general creditors.

6.       PAYMENT OF ACCOUNTS.

                  The accounts established and maintained for each Member shall be distributed in a lump sum or installments. The selection of the distribution date(s) and the method of distribution are to be indicated on the Election Agreement to be submitted by the Member. The election as to the method of and time for payment of the amount of an account relating to Fees deferred for a particular Year may not be altered with respect to that particular Year once the election has been made. Changes in the method of and time for payment of the amount of an account may be effected for future Years by notifying the Chief Financial Officer in writing prior to the beginning of the Year for which the modification is to apply in accordance with Paragraph 3 above.

                  With respect to all distributions to be made under the Plan, the following rules shall apply:

                  (i) All distributions, whether from a Stock Account or a Cash Account, shall be paid in cash subject to withholding or deduction by the Company of any taxes, contributions, payments and assessments which the Company is now or may hereafter be required or authorized by law to withhold or deduct from distributions;


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                  (ii) The amount of the distribution from the Stock Account shall be valued based on the Market Price of the Company's Common Shares, $1.00 par value, on the last business day of the calendar quarter immediately preceding the distribution date; and

                  (iii) The amount of the distribution from the Cash Account shall be valued based on the value of the Cash Account on the last business day of the calendar quarter immediately preceding the distribution date.

                  In the event a Member elects to receive installment payments, the following rules shall apply:

                  (i) The balance of the Stock Account shall be credited, pursuant to Paragraph 5(b) above, with additional Common Shares upon the payment of dividends until the Stock Account is completely distributed;

                  (ii) The balance of the Cash Account shall be credited, pursuant to Paragraph 5(c) above, with interest quarterly until the Cash Account is completely distributed; and

                  (iii) The amount of each installment shall be determined by dividing the value of the Stock Account, the Cash Account, or both, by the number of installments remaining to be paid to the Member.

7.       MINIMUM DEFERRAL.

                  Retainer Fees shall be deferred as provided in this Paragraph
         7. Absent the filing by a Director of an Election Agreement deferring into a Stock Account all Retainer Fees which are payable to such Director until a date which is on or after the Retainer Fee Minimum Deferral Date (as herein defined), the Director shall be deemed to have filed an election deferring such Fees until the Retainer Fee Minimum Deferral Date, electing to have such Fees deposited to a Stock Account and indicating that such Fees shall be



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         distributed in a lump sum on the first day of the calendar quarter immediately following the Retainer Fee Minimum Deferral Date. For purposes hereof, the Retainer Fee Minimum Deferral Date shall be the later of (a) the date which is six (6) months and one day after the date upon which the Retainer Fees are credited to a Stock Account or
         (b) the date of the expiration of the Director's then current Term.

8.       DEATH OF MEMBER.

                  A Member may, in the Election Agreement described in Paragraph 3 above, provide that, in the event of his death prior to the date or dates on which his account balance is distributable, the account balance shall be distributed to his estate or designated beneficiary in a single distribution or in the installments contemplated by Paragraph 6 above. This election shall be made at the time of the election contemplated by Paragraph 3 above. If no such election is made, the account balance shall be distributed to the estate of the deceased Member in a single distribution six months after the Member's death.

9.       VALUATION OF ACCOUNTS.

                  Each account shall be valued as of the last day of each calendar quarter until payment of the account in full to the Member in accordance with Paragraph 6. Each Member shall receive a statement of his accounts not less than annually.

10.      CAPITAL CHANGES.

                  In the event of any change in the number of outstanding Common Shares, $1.00 par value, of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or a similar corporate change, the Board shall determine, in its sole discretion, the extent to which such change equitably requires an adjustment in the number of Common Shares



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         held in the Stock Accounts and such adjustment shall be made by the
         Company and shall be conclusive and binding on all Members of the Plan.

11.      DEFERRED VESTING OF COMMON SHARES.

                  Retainer Fees credited to a Member's Stock Account (whether as a result of filing an election under Paragraph 3(b) or a deemed election under Paragraph 7) shall not vest upon their being credited to the Member's Stock Account, but shall become vested only upon the expiration of the Term of such Director to which the Fees relate or upon such Director's earlier death, resignation due to disability or removal without cause. If a Director ceases to be a Director for any reason other than death, resignation due to disability or removal without cause, the Director shall forfeit all Retainer Fees credited to his Stock Account during his unexpired Term, along with any dividends attributable thereto, and the Member's Stock Account shall be reduced accordingly.

12.      ADMINISTRATION.

                  This Plan shall be administered by the Board or by an appropriate Committee of Directors selected by the Board. The Board or the appropriate Committee shall have the sole right and authority to interpret and construe the provisions of this Plan, and its decisions on any matter or dispute arising under the Plan shall be binding and conclusive upon the Members. If a Member is part of the Board or Committee that administers this Plan, he shall not participate in any deliberations or actions of the Board or such Committee relating exclusively to his membership or participation in this Plan.


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13.      TERMINATION OR MODIFICATION OF PLAN.

                  This Plan may be terminated, modified, or amended at the sole discretion of the Board. If this Plan is terminated, the remaining Deferred Account balances will be distributed pursuant to the terms of this Plan and no additional deferrals will be permitted.

14.      NON-ALIENATION.

                  The amounts credited to any accounts maintained under the Plan may not be pledged, assigned, or transferred by the Director for whom such account is maintained or by any other individual, and any purported pledge, assignment, or transfer shall be void and unenforceable.

15.      CLAIMS OF OTHER PERSONS.

                  The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Company or any subsidiary, or the officers, employees, or directors of the Company or any subsidiary, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

16.      SEVERABILITY.

                  The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provisions were omitted herefrom.

17.      GOVERNING LAW.

                  The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Ohio.


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                                 AMENDMENT NO. 1
                                       TO
                           THE PROGRESSIVE CORPORATION
                             DIRECTORS DEFERRAL PLAN
                           (AMENDMENT AND RESTATEMENT)


         The Progressive Corporation Directors Deferral Plan (Amendment and Restatement) (the "Plan") is hereby amended as follows:

1.       Section 2(g) of the Plan is hereby amended to read as follows:

                  (g) "Fees" means the fees payable to a Director by reason of his or her serving on the Board and includes both "Retainer Fees" and "Meeting and Service Fees." "Retainer Fees" means those Fees which are payable to a Director by reason of his or her serving on the Board (without regard to attendance at meetings). "Meeting and Service Fees" means those Fees which are payable to a Director (i) by reason of his or her attendance at meetings of the Board or any committee thereof, or (ii) for participation in meetings of the Company's management, or other Board-related activities, for which such Director is entitled to receive compensation, as determined in the sole discretion of the Chairman of the Board.

2. All references to "Meeting Fees" contained in the Plan are hereby amended to read "Meeting and Service Fees."

The foregoing amendments will be effective as of October 25, 1996, and will be applicable to all Plan years beginning on or after January 1, 1997.




                                                /s/ David M. Schneider
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                                                David M. Schneider
                                                Secretary